Exhibit 5.1

LUSE GORMAN, PC

ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780

WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000

FACSIMILE (202) 362-2902

www.luselaw.com

August 18, 2021

The Board of Directors

Hanmi Financial Corporation

900 Wilshire Boulevard, Suite 1250

Los Angeles, California 90017

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Hanmi Financial Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 filed by the Company pursuant to Rule 462(b) (the “462(b) Registration Statement”) on August 17, 2021 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), in connection with the registration of up to $10,000,000 aggregate offering price of debt securities of the Company (the “Debt Securities”) in addition to the $100,000,000 aggregate offering price of Debt Securities previously registered by the Company under the registration statement on Form S-3 (File No. 333-251393) declared effective by the Commission on December 30, 2020 (the “Registration Statement”). The Debt Securities will be issued under an indenture substantially in the form of Exhibit 4.3 to the Registration Statement (the “Indenture”) to be entered into between the Company and a trustee to be identified in the Indenture (the “Trustee”).

We have examined: (i) the Registration Statement and the 462(b) Registration Statement, including all exhibits thereto; (ii) the Indenture filed as an exhibit to the Registration Statement; (iii) the Certificate of Incorporation and Bylaws of the Company, each in effect as of the date hereof; (iv) corporate proceedings of the Company relating to the registration of the Debt Securities, and related matters; and (v) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion.

As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies. In addition, we have assumed the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Hanmi Financial Corporation

August 18, 2021

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinions set forth below, we do not express any opinion concerning laws other than the laws of the State of Delaware and the State of New York (as they relate to the enforceability of documents, agreements and instruments referred to herein) and we are expressing no opinion as to the effect of the laws of any other jurisdiction or the securities or “blue sky” laws of any jurisdiction. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change if any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

In rendering the opinions in this letter we have assumed, without independent investigation or verification, that each party to each of the documents executed or to be executed, other than the Company, (i) is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has full power and authority to execute such documents to which it is a party and to perform its obligations thereunder, (iii) has taken all necessary action to authorize execution of such documents on its behalf by the persons executing same, and (iv) has duly obtained all consents or approvals of any nature from and made all filings with any governmental authorities necessary for such party to execute, deliver or perform its obligations under such documents to which it is a party. In addition, in rendering such opinions we have assumed, without independent investigation or verification, (i) that the execution and delivery of, and performance of their respective obligations under, the documents executed or to be executed by each party thereto, other than the Company, do not violate any law, rule, regulation, agreement or instrument binding upon such party, (ii) that all acts have been taken without violation of any fiduciary duties and in accordance with any notice or disclosure requirements, and (iii) that each of such documents is the legal, valid and binding obligation of, and enforceable against, each party thereto, other than the Company.

In addition, we have assumed that (i) the 462(b) Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act, (ii) a prospectus supplement and/or any required pricing supplement describing the Debt Securities offered thereby will have been filed with the Commission, (iii) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the applicable prospectus supplement and any applicable pricing supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to the Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (v) in the case of the Indenture, or other agreement pursuant to which the Debt Securities are to be issued, there shall be no terms or provisions contained therein that would affect the opinions rendered herein and (vi) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Hanmi Financial Corporation

August 18, 2021

Our opinions set forth below are subject to (i) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, avoidable transfer or other laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the enforceability of the Debt Securities, to the extent applicable, is considered in a proceeding at law or in equity), (iii) the possible unenforceability of indemnity and contribution provisions, (iv) the effect and possible unenforceability of choice of law provisions, (v) the possible unenforceability of provisions purporting to waive rights or defenses where such waiver is against public policy, (vi) the possible unenforceability of provisions purporting to exonerate any party for negligence or malfeasance, or to negate any remedy of any party for fraud, (vii) the possible unenforceability of forum selection clauses, (viii) the possible unenforceability of provisions permitting modification of an agreement only in writing and (ix) the possible unenforceability of provisions purporting to allow action without regard to mitigation of damages.

On the basis of the foregoing and the other matters set forth herein, we hereby are of the opinion that, with respect to any series of Debt Securities to be issued under the Indenture, when (a) the Trustee is qualified to act as Trustee under the Indenture, (b) the Trustee has duly executed and delivered the Indenture, (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, and the applicable definitive purchase, underwriting or similar agreement has been approved by the Board, upon payment of the consideration therefor provided for therein, then such Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms.

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the reference to us under the heading “Legal Opinions” in the prospectus contained in the 462(b) Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Luse Gorman, PC
LUSE GORMAN, PC